ACQUISITION ASSISTANCE AGREEMENT


     This is an agreement (this "Agreement"), dated as of December 1, 1994, among Copex Limited, a United Kingdom company ("Copex"), Copex Limited, a Swiss company("Copex (Swiss)"), Dataguard Limited, a Kentucky, U.S.A. corporation, and Dataguard Recovery Services, Inc., a Kentucky U.S.A. corporation ("Dataguard").

                            Background

     A. Dataguard Limited and Copex (Swiss) are parties to an agreement dated as of July 18, 1994 (the "Promotion Agreement"), pursuant to which Copex (Swiss) agreed, among other things, to promote the sale of Dataguard's services in the territory defined in the Promotion Agreement in consideration of the payment of certain commissions.

     B. Dataguard, with the assistance of Copex, is submitting a bid in an insolvency proceeding (the "Proceeding") to purchase, through a wholly-owned subsidiary to be formed ("Twinsys-Dataguard"), certain portions of the business of Twinsys, S.A. ("Twinsys"). Should Dataguard succeed in purchasing this business, the Promotion Agreement will be obsolete.

     C. Copex wishes to assist Twinsys-Dataguard in (i) renegotiating the terms of the leases by which Twinsys currently leases equipment (the "Twinsys Equipment Leases") and (ii) introducing Twinsys-Dataguard to prospective new customers.

     D. The purpose of this Agreement is to (i) memorialize the agreement between Dataguard and Copex concerning the amounts to be paid to Copex as compensation for introducing Dataguard to, and assisting Dataguard in, the acquisition of the Twinsys business and for the services to be performed by Copex as outlined in paragraph
C. above, and (ii) terminate the Promotion Agreement.

                            Agreement

                            Section 1

                   Provisions Contingent on the
               Acquisition of the Twinsys Business

     If and only if Dataguard, directly or through Twinsys-Dataguard or another subsidiary, acquires (the "Acquisition") the Twinsys business in the Proceeding:

     1.01 Compensation to Copex. Dataguard shall pay to Copex 2% of the gross revenues of Twinsys-Dataguard for the calendar years 1995 through 1999 (the "Copex Consideration"). Payment for each calendar quarter shall be made within 30 days after the end of that calendar quarter.

     1.02 Equipment Lease Negotiations. Copex shall promptly assist Twinsys-Dataguard in renegotiating the Twinsys Equipment Leases on terms most favorable to Twinsys-Dataguard as can be reasonably obtained. If any of the Twinsys Equipment Leases cannot be appropriately renegotiated, Copex shall obtain replacement equipment and use its best efforts to obtain a replacement lessor with lease terms as beneficial to Twinsys-Dataguard as can reasonably be obtained . Copex shall, in negotiating the leases, use its best efforts to obtain the following terms (the "Projected Terms"):

          * The aggregate amount to be paid over the life of all of the leases shall range between 15 million and 20 million French francs;

          * The term of each of the leases shall be at least 36 months with no payments due during or with respect to at least the first 3 to 6 months and level payments during and with respect to each of the remaining months;

          * The equipment to be leased shall not include the equipment presently located at the Cergy location of Twinsys but shall include all of the equipment presently located at Twinsys' Tour Mirabeau location. The Equipment shall also include all equipment currently required under existing Twinsys agreements with its customers including, without limitation, an additional CMM 8501 (128 Mb memory module for the DPS 9000); and

          * Such other terms as are customarily included in equipment leases for this sort of equipment in France.

     1.03 Termination of Promotion Agreement. The Promotion Agreement shall immediately be terminated and of no further force or effect and neither Copex (Swiss), Copex, Dataguard nor Dataguard Limited shall have any liability to any of the others on account of the Promotion Agreement; provided, that Section 4.03 of the Promotion Agreement shall remain in full force and effect notwithstanding the termination of the rest of the Promotion Agreement and shall be enforceable by Dataguard or Dataguard Limited against both Copex and Copex (Swiss).

     1.04 Promotion of Twinsys-Dataguard Services. Copex shall during the 3-year period immediately following the Acquisition (the "Promotion Term") use its best efforts to promote the Twinsys-Dataguard services including but not limited to, introducing prospective customers to Twinsys-Dataguard. Copex shall carefully coordinate with Twinsys-Dataguard all of its activities in promoting Twinsys-Dataguard. Twinsys-Dataguard shall reimburse Copex for all reasonable expenses incurred by Copex in promotion of Twinsys-Dataguard services provided they have been approved in advance by Twinsys-Dataguard. The length of the Promotion Term may be extended by agreement between Dataguard and Copex.

     1.05 Commissions. Dataguard, as the sole compensation to Copex for Copex's services provided under Section 1.04 of this Agreement, shall pay to Copex the percentage set forth below of all Fees (as defined below) accrued and received by Twinsys-Dataguard with respect to customers ("Copex Referred Customers") who, as of both the date of this Agreement and as of the date Copex introduces the customer to Twinsys-Dataguard, are neither customers of Twinsys or Twinsys-Dataguard nor are they considered by either Twinsys or Twinsys-Dataguard as active prospects.

                        Fees received under the initial term of first                   Fees received
                        contract with respect to a Copex Referred Customer              under subsequent
                                                                                        terms of the
                        First year of initial term      Subsequent years of             first con-
                        of first contract with          initial term of first           tract with
                        respect to the Copex            contract with respect to        respect to a
                        Referred Customers              the Copex Referred              Copex Referred
                                                        Customer                        Customer and
                                                                                        all other
                        If first       If first         If first        If first        contracts
                        contract       contract         contract        contract        with respect
                        entered        entered on       entered         entered on      to that Copex
                        prior to       or after         prior to        or after        Referred
                        July 1, 1995   July 1, 1995     July 1, 1995    July 1, 1995    Customer
Copex will receive           20%            15%              10%             7.5%         7.5%
the following
percentage of Fees
actually collected
by Twinsys-Dataguard
during the Promotion
Term

Copex will receive           20%            10%              15%             7.5%           0%
the following
percentage of Fees
actually collected
by Twinsys-Dataguard after
the Promotion Term


For purposes of this Agreement, the term "Fees" shall mean the consulting fees and ordinary and recurring payments accrued and received from Twinsys-Dataguard's Copex Referred Customers with respect to the provision of hot site and cold site services; provided, however, the term "Fees" does not include any payment by Copex Referred Customers for reimbursement of expenses or taxes or similar payments, or the payment of extraordinary amounts such as disaster notification fees, usage fees, excess testing fees, and other similar extraordinary and nonrecurring amounts. Dataguard shall have no liability to pay any amounts to Copex except with respect to Fees actually accrued and received and collected by Twinsys-Dataguard.


                            Section 2

                           Non-Compete

     2.01 Covenant of Copex. During calendar years 1995 through 1999 (the years with respect to which the Copex Consideration is to be paid) (the "Term") and for two years thereafter, Copex shall not, and shall cause those individuals who are now or hereafter become executive officers or holders of 10% or more of any class of equity securities of Copex, not to engage directly or indirectly in any capacity whatsoever (including, without limitation, as an owner, shareholder, director, officer, employee, partner, etc.) in the promotion, sale, or provision of any services that compete with the services to be provided by Twinsys-Dataguard.

     2.02 Covenant of Dataguard. During the Term and for two years thereafter, Dataguard shall not, and shall cause those individuals who are now or hereafter become executive officers or holders of 10% or more of any class of equity securities of Dataguard, not to engage directly or indirectly in any capacity whatsoever in the promotion, sale, or provision of computer equipment and computer equipment leasing in Europe.

     2.03 Confidentiality. In the course of promoting the Twinsys-Dataguard, Copex may have access from time to time to proprietary information of Twinsys-Dataguard and Dataguard, including customer lists (including the list of those customers generated under this Agreement by Copex), pricing, know-how, etc. (the "Confidential Information"). Copex shall, and shall cause each of its employees, agents, officers, subcontractors, and others that has access to the Confidential Information to, maintain the confidentiality of the Confidential Information and to use the Confidential Information solely for the purposes set forth in this Agreement.

                            Section 3

                         Indemnification

     Dataguard and Copex (each an "Indemnifying Party") shall each indemnify and hold harmless the other (and "Indemnified Party") from and against, and shall pay to the Indemnified Party the full amount of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to the Indemnified Party from or in connection with any breach by the Indemnifying Party of this Agreement.

                            Section 4

                          Miscellaneous

     4.01 Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given if
(a) delivered in person, or (b) if sent by certified mail, postage and fees prepaid, to the party notified as follows:

          If to Dataguard or Dataguard Limited:

               Dataguard Limited
               Dataguard Recovery Services, Inc.
               10301 Linn Station Road
               Louisville, Kentucky, U.S.A.  40223

          With a copy to:

               James A. Huguenard
               Brown, Todd & Heyburn
               3200 Providian Center
               Louisville, Kentucky, U.S.A.  40202-3363

          If to Copex or Copex (Swiss):

               Copex Limited
               4, Rue Balzac
               F-75008 Paris
               Paris, France


     4.02 Assignment and Subcontracting. Copex shall not subcontract any of its obligations under this Agreement without the prior written consent of Dataguard. Dataguard may withhold such consent unless (i) Copex can establish to Dataguard's satisfaction that the proposed subcontractor is financially stable and is capable of performing any service that is proposed to be subcontracted, and (ii) the proposed subcontractor contractually obligates itself to Dataguard to comply with the terms of this Agreement. Dataguard may, in its discretion, assign its obligations under this Agreement to Twinsys-Dataguard. Upon such an assignment and the assumption by Twinsys-Dataguard of Dataguard's obligations hereunder, Dataguard shall have no further obligations under this Agreement. Except as set forth above, neither Dataguard nor Copex may assign this Agreement without the prior written consent of the other. As used in this Agreement, (i) subcontract means to have any individual or entity other than an employer officer of Copex perform in whole or in part any of the obligations of Copex hereunder, and (ii) subcontractor means any individual or entity that is subcontracting.

     4.03 Entire Agreement. This Agreement, including the Exhibits hereto, contains the entire agreement, and supersedes any and all prior or contemporaneous agreements, with respect to the subject matter hereof. Any amendments to this Agreement shall be of no effect unless set forth in writing and executed by both parties.

     4.04 Governing Law. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, U.S.A.

     4.05 Expenses. Each party to this Agreement shall be responsible for paying all expenses incurred by it in connection with this Agreement and the acquisition the Twinsys business, including the payment of all legal and accounting expenses incurred at the request of that party; provided, that Dataguard shall pay or reimburse Copex for up to $2,400 of the fees incurred by Copex's lawyer in connection with the acquisition of the Twinsys business.

     IN WITNESS WHEREOF, Dataguard, Dataguard Limited, Copex, and
Copex (Swiss) have each duly executed this Agreement as of the date first written above.

DATAGUARD RECOVERY SERVICES, INC.


By   /s/Richard W. Smith

Title: President

Date: 12/28/94


DATAGUARD LIMITED


By /s/ Richard W. Smith

Title: President

Date: 12/28/94


COPEX LIMITED (U.K.)


By /s/ F. Breuneval

Title: Director

Date:  27/12/94


COPEX LIMITED (SWISS)


By /s/ F. Breuneval

Title: Director

Date: 27/12/94

                           AMENDMENT TO
                 ACQUISITION ASSISTANCE AGREEMENT


     This is an amendment (this "Amendment") dated as of January 6, 1995, to the agreement (the "Agreement"), dated as of December 1, 1994, among Copex Limited, a United Kingdom company ("Copex"), Copex Limited, a Swiss company("Copex (Swiss)"), Dataguard Limited, a Kentucky, U.S.A. corporation, and Dataguard Recovery Services, Inc., a Kentucky U.S.A. corporation ("Dataguard"). Except as hereby amended, the Agreement shall remain in full force and effect. Capitalized terms used but not defined in this Amendment shall have the meanings assigned them in the Agreement.

     Sections 1.04 and 1.05 of the Agreement are hereby amended to read as follows:

     1.04 Promotion of Twinsys-Dataguard Services. Copex shall during the 3-year period immediately following the Acquisition (the "Promotion Term") use its best efforts to promote the Twinsys-Dataguard services to data centers located in France, Germany, and Switzerland (the "Territory"). Such efforts shall include, but not be limited to, introducing prospective customers to Twinsys-Dataguard. Copex shall carefully coordinate with Twinsys-Dataguard all of its activities in promoting Twinsys-Dataguard. Twinsys-Dataguard shall reimburse Copex for all reasonable expenses incurred by Copex in promotion of Twinsys-Dataguard services provided they have been approved in advance by Twinsys-Dataguard. The length of the Promotion Term may be extended by agreement between Dataguard and Copex.

     1.05 Commissions. Dataguard, as the sole compensation to Copex for Copex's services provided under Section 1.04 of this Agreement, shall pay to Copex the percentage set forth below of all Fees (as defined below) accrued and received by Twinsys-Dataguard with respect to data centers located in the Territory operated by customers ("Copex Referred Customers") who, as of both the date of this Agreement and as of the date Copex introduces the customer to Twinsys-Dataguard, are neither customers of Twinsys or Twinsys-Dataguard nor are they considered by either Twinsys or Twinsys-Dataguard as active prospects. For purposes of this Agreement, the term "Fees" shall mean the consulting fees and ordinary and recurring payments accrued and received from Twinsys-Dataguard's Copex Referred Customers with respect to the provision of hot site and cold site services; provided, however, the term "Fees" does not include any payment by Copex Referred Customers for reimbursement of expenses or taxes or similar payments, or the payment of extraordinary amounts such as disaster notification fees, usage fees, excess testing fees, and other similar extraordinary and nonrecurring amounts. Dataguard shall have no liability to pay any amounts to Copex except with respect to Fees actually accrued and received and collected by Twinsys-Dataguard.


                        Fees received under the initial term of first                   Fees received
                        contract with respect to a Copex Referred Customer              under subsequent
                                                                                        terms of the
                        First year of initial term      Subsequent years of             first con-
                        of first contract with          initial term of first           tract with
                        respect to the Copex            contract with respect to        respect to a
                        Referred Customers              the Copex Referred              Copex Referred
                                                        Customer                        Customer and
                                                                                        all other
                        If first       If first         If first        If first        contracts
                        contract       contract         contract        contract        with respect
                        entered        entered on       entered         entered on      to that Copex
                        prior to       or after         prior to        or after        Referred
                        July 1, 1995   July 1, 1995     July 1, 1995    July 1, 1995    Customer
Copex will receive           20%            15%              10%             7.5%         7.5%
the following
percentage of Fees
actually accrued
and collected by
Twinsys-Dataguard
during the Promotion
Term

Copex will receive           20%            10%              15%             7.5%           0%
the following
percentage of Fees
actually accrued
and collected by
Twinsys-Dataguard
after the
Promotion Term


     IN WITNESS WHEREOF, Dataguard, Dataguard Limited, Copex, and
Copex (Swiss) have each duly executed this Amendment as of the date first written above.

DATAGUARD RECOVERY SERVICES,
INC.


By  /s/ Richard W. Smith

Title: President

Date: 1/7/95


DATAGUARD LIMITED


By  /s/ Richard W. Smith

Title: President

Date:  1/7/95

COPEX LIMITED (U.K.)


By /s/ F. Breuneval

Title: Director

Date:  07/01/95


COPEX LIMITED (SWISS)


By /s/ F. Breuneval

Title: Director

Date:  07/01/95
